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                                                                    EXHIBIT 4.38

                         EXCEPTIS TECHNOLOGIES LIMITED
                              SHARE OPTION SCHEME

     The Scheme to which these rules relate is established and these rules are adopted with effect from the 14th day of July 2000 by a board resolution of Exceptis Technologies Limited passed on that date.

     1.   Definitions.
          -----------

          1.1 In these rules the following expressions have the following meanings:

                 "the Accountants"       a firm of valuers or accountants who
                                         are qualified to act as the auditors of
                                         the Company and who are appointed by
                                         the Board to be the Accountants for the
                                         purposes of this Scheme;

                 "Adoption Date"         the date on which the Scheme is
                                         established and these rules, are
                                         adopted as the rules of the Scheme;

                 "Asset Sale"            a sale or other transfer of ownership
                                         of 50 percent or more by value of the
                                         undertaking and assets of the Company;

                 "the Board"             the board of directors for the time
                                         being of the Company or a duly
                                         constituted committee of such board;

                 "the Company"           Exceptis Technologies Limited, company
                                         number 184357.

                 "Director"              a director for the time being of the
                                         Company;

                 "Eligible Person"       a Qualifying Person or any other person
                                         whom the Board may designate as an
                                         Eligible Person;

                 "Exercise Amount"       in relation to an Option means the
                                         Option Price multiplied by the number
                                         of shares the subject of the Option;

                 "Grant Date"            the date with effect from which an
                                         option is deemed to have been granted;
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                 "Listing"               the admission of all or any of the
                                         Shares to any recognised stock exchange
                                         (including without limitation the Irish
                                         Stock Exchange, the London Stock
                                         Exchange, the Neuer Markt of Deutsche
                                         Borse, EASDAQ or NASDAQ);

                 "Market Value"          the most recent Market Value from time
                                         to time of a fully paid Share
                                         calculated in accordance with Section
                                         548 Taxes Consolidation Act 1997;

                 "Merger" a substitution, consolidation or other transaction involving the Shares or assets of the Company which the Board deems constitutes a merger;

                 "Option" an option to subscribe for Shares granted pursuant to the Scheme, but not a Parallel Option;

                 "Option Price"          the price payable for each Share on the
                                         exercise of an Option as determined by
                                         the Board at the time of the grant of
                                         the relevant Option;

                 "Option Certificate"    a certificate over an Option in such
                                         form as the Board shall determine;

                 "Parallel Option"       an option granted under rule 17.1;

                 "Participant"           any person who is for the time being
                                         the holder of an Option or of Shares
                                         held pursuant to the exercise of Option
                                         rights;

                 "Qualifying Person"     an executive or employee of the Company
                                         or any Subsidiary (including any
                                         Director of the Company or any
                                         Subsidiary holding an executive office)
                                         who has successfully completed his or
                                         her period of probation and who is
                                         employed in a permanent capacity;

                 "these rules"           these rules as the same from time to
                                         time may be amended and for the time
                                         being may be in force and references
                                         herein to specific rules hereof shall
                                         be construed accordingly;

                 "the Scheme"            the share option scheme to which these
                                         rules relate as amended from time to
                                         time in accordance with these rules;

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                 "Scheme Shares"         such Shares as are issued pursuant to
                                         the Scheme.

                 "Shares" Ordinary Shares in the capital of the Company or any Subsidiary;

                 "Share Sale"            any transaction whereby any person
                                         obtains control of the Company (within
                                         the meaning of Section 11 of the Taxes
                                         Consolidation Act, 1997) as a result of
                                         purchasing or subscribing for Shares;

                 "Subsidiary"            any company or other body corporate
                                         which is for the time being a
                                         subsidiary of the Company within the
                                         meaning of Section 155 of the Companies
                                         Act, 1963.

                 "Vesting"               the point at which the option becomes
                                         exercisable in the hands of the
                                         employee.

         1.2 In these rules the masculine shall include the feminine and neuter and vice versa. References in these rules to any enactment or to any constituent part or provision thereof shall mean such enactment, part or provision as the same may be amended and may from time to time and for the time being in force. References in these rules to currency are references to the lawful currency for the time being of Ireland.

     2.  Eligibility.
         -----------

         2.1 The Board may grant Options to any Eligible Person. The Board shall determine at its absolute discretion whether or not a person is an Eligible Person.

         2.2 No Eligible Person shall be entitled as of right to participate. The decision as to who shall have the opportunity of participating and the time and extent of his participation will be made, subject to the Scheme, by the Board at its absolute discretion.

     3.  Grant of Options.
         ----------------

         3.1 Subject to rule 5, at any time and from time to time while the scheme is in operation the Board may offer to grant Options to such Eligible Persons as it may decide on the terms and conditions contained in these rules over such number of Shares as the Board may determine.

         3.2   Every such offer shall

               (a) specify the number of Shares which are to be subject to the Option,

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               (b)  specify the Option Price payable for each Share under the
Option in accordance with rule 4;

               (c) specify the date or dates on which the Option or a portion of the Option may be first exercised and the last date on which the Option may be exercised in accordance with rule 6.3;

               (d) Specify any performance conditions which must be satisfied before the Option or any portion of the Option is exercisable; and

               (e) specify the mode of acceptance of the offer and the latest date for acceptance.

               Save to the extent that the offer is duly accepted on or before the date so specified, it shall lapse.

         3.3 Every such offer may be conditional upon the person to whom it is addressed entering into an agreement with the Company in relation to such Option within such time and in such form and content as the Board may require and in such event if such person shall fail to enter into such agreement within the time so specified the offer shall lapse.

         3.4 Upon receipt by the Board of the acceptance and agreement, referred to above, the Company shall be deemed to have granted to such person, with effect from the date of the offer, an Option to acquire by subscription the appropriate number of Shares at the Option Price specified and shall deliver an Option Certificate to the Participant.

         3.5 Each Option shall be personal to the Participant and shall be non-assignable, but this is not to be taken as preventing the operation of rule
8. On any purported assignment of an Option in breach of this provision, whether by operation of law or otherwise, the Option shall immediately lapse.

     4.  Option Price.
         ------------

         4.1 The Option Price applicable to each Option shall be determined by the Board when making the Offer to grant the Option and shall be not less than

               (a) the Market Value of a Share at that date (or at any earlier date which the Board may in any case decide) as determined by the Board following consultation with the Accountants, if a Listing has not been obtained, and

               (b) the quoted price a Share at that date (or at any earlier date which the Board may in any case decide), if a Listing has been obtained.

     5.  Limits on Options.
         -----------------

         5.1   The Board may grant an Option only if

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               (a)  the number of Shares over which the Option is granted, when aggregated with

                    (i) the number of Shares over which options have previously been granted under the Scheme (excluding for this purpose Options which have lapsed, expired or otherwise terminated before exercise), and

                    (ii) the number of Shares over which options have been granted and are outstanding under any other share option or share incentive scheme relating to shares of the Company adopted on or after the Adoption Date does not exceed fifteen per cent of the ordinary share capital of the Company in issue at the relevant Grant Date, and

               (b) the Company has available sufficient unissued shares to satisfy the Option and all other outstanding Options,

               and the Company shall keep available sufficient unissued shares to satisfy any outstanding Options. For the avoidance of doubt, Parallel Options and agreements for Parallel Options becoming binding on the Company under rule
17.3 shall be disregarded for the purposes of this rule.

         5.2 No Option shall be capable of being granted under the Scheme more than seven years after the Adoption Date.

         5.3   All Options granted under this Scheme are subject to:

               (a) the right of the Company to cancel any Option (whether or not vested) upon such terms as to compensation (if any) as the Board may determine, including (without limitation)

                    (i) paying to each Participant holding a cancelled Option a sum equal to the excess of the Market Value of a Share on the date of cancellation, as determined by the Board following consultation with the Accountants, over the Option Price payable to acquire one Share under the cancelled Option multiplied by the number of Shares over which the Option was granted, or

                    (ii) granting or arranging to grant to each Participant holding a cancelled Option of an option over other Shares or over the shares of another company which the Board considers (by reference to the Market Value of Shares and, where appropriate, the market value of the shares over which the new option is granted) to be equivalent to the Option cancelled,

               (b) the right, but not the obligation, of the Company to require any Participant whose office or employment with the Company or a Subsidiary has been terminated or who otherwise wishes to dispose of the whole or any part of the Shares acquired by him pursuant to an Option (the "Option Shares") to offer, in the case of the termination of such office or

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employment, all Option Shares and, in the case where he wishes to dispose of any
Option Shares, these Option Shares of which he wishes to dispose,

                    (i) for sale to the Company under Article 8 of the Articles of Association of the Company, and

                    (ii) if the Company does not accept that offer, for sale to other members in accordance with Article 10 of the Articles of Association of the Company,

                    the sale price per Share in either case to be equal to the Market Value at the date of termination of his office or employment or the date upon which he notifies the Company of his desire to dispose of Option Shares, as appropriate.

         5.4 Scheme shares shall rank pari passu in all respects with the Shares for the time being in issue. For the avoidance of doubt, Scheme Shares shall not confer on the holders thereof any rights which the holders of the Shares for the time being in issue have by reference to a record date which has occurred before the date on which the Scheme Shares were issued.

     6.  Exercise of Options.
         -------------------

         6.1 No Option shall be capable of being exercised more than 7 years after the Grant Date of that Option.

         6.2 Where performance conditions have been attached to an Option under rule 3.2(d), the Board shall determine, in consultation with the Accountants, whether those performance conditions have been satisfied. An Option may only be exercised if the performance conditions applicable to that Option or applicable to the portion of the Option which is to be exercised have been satisfied.

         6.3 Subject always to the provisions of rules 8 and 9, an Option shall only be capable of being exercised.

               (a) as to 20% of the Shares over which the Option is granted, one year after the Grant Date;

               (b) as to 40% of the Shares over which the Option is granted, two years after the Grant Date;

               (c) as to 60% of the Shares over which the Option is granted, three years after the Grant Date;

               (d) as 80% of the Shares over which the Option is granted, four years after the Grant Date; and

               (e) as to 100% of the Shares over which the Option is granted, five years after the Grant Date;

               or at such other date or dates as the Board may specify when making the Offer to grant the Option.

     7.  Procedure on Exercise of Options.
         --------------------------------

         7.1 Upon the exercise of an Option in whole or in part the Participant shall pay the Exercise Amount (or, as the case may be, the appropriate portion of the Exercise Amount) to the Company and shall deliver the Option Certificate to the Company and the Company, as soon as practicable after the receipt thereof, shall issue the appropriate number of Shares to the Participants and deliver to the Participant any appropriate balance Option Certificate.

     8.  Death, Retirement and Leaving Service.
         -------------------------------------

         8.1 If a Participant dies, his legal personal representatives shall be treated for the purpose of Options previously granted, whether vested or not, as if they were the deceased Participant, and shall have the same entitlements as the Participant would have had, and be subject to the same restrictions as the Participant would have been, had his employment with the Company or a subsidiary Company continued.

         8.2 If a Participant ceases to hold the employment by virtue of which he is eligible to participate in the Scheme at a time when an Option is capable of being exercised by him,

               (a) because he has retired on or after reaching the normal retirement age of the Company in which he held such office or by which he was employed; or

               (b) because he has retired in circumstances which the Board in its absolute discretion consider to amount to early retirement; or

               (c) because he is made redundant within the meaning of the Redundancy Payments Acts 1967 to 1979;

     then in such case any Option which is capable of being exercised as aforesaid then held by him may be exercised not later than whichever shall first occur:

                    (i) the expiry of three months after the cessation of employment, or such longer period as the Board in its absolute discretion may determine, or

                    (ii) the expiry of seven years from the Grant Date of the Option,

                    and shall expire if not exercised within that period. All other Options shall expire forthwith on such cessation of employment taking effect.

         8.3 In the case of termination of employment of a Participant for any reason other than death or as stated in rule 8.2, all Options granted to that Participant whether or not then capable of immediate exercise, shall expire forthwith on such termination taking effect, except to the extent that the Board determines before or after the termination that the Options shall continue notwithstanding the termination but otherwise subject to the terms of the Scheme.

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         8.4   In no circumstances shall any Participant or the personal
representatives of any Participant dying, retiring or ceasing to hold employment as aforesaid be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Scheme which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

     9.  Offers For Share Capital.
         ------------------------

         9.1 If an offer is made to acquire the whole or a specified proportion of the Shares held by each holder of Shares (a "Share Offer"), the Board may

               (a) resolve to cancel all Options then outstanding under the Scheme (whether or not immediately exercisable) with effect from the completion of the Share Offer and

                    (i) to pay each Participant holding a cancelled Option a sum equal to the excess of the Market Value of a Share on the date of cancellation, as determined by the Board following consultation with the Accountants, over the Option Price payable to acquire one Share under the cancelled Option multiplied by the number of Shares over which the Option was granted, or

                    (ii) to arrange for the grant to each Participant holding a cancelled Option of an option over the share of another company which the Board considers (by reference to the Market Value of Shares and the Market Value of the shares over which the new option is granted) to be equivalent to the Option cancelled,

     or

               (b) resolve that all Options then outstanding under the Scheme and not immediately exercisable shall become immediately exercisable, and that all Options not exercised before or upon completion of the Share Offer shall thereupon lapse.

     10. Voting of Scheme Shares.
         -----------------------

         10.1 If a Share Sale, Asset Sale, Merger or reorganisation of capital of the kind mentioned in rule 11 (a "transaction") is proposed and the Board has recommended the proposal to the shareholders of the Company, every Eligible Person who, having exercised any Option in whole or in part, is the holder of any Scheme Shares, shall be bound, on any resolution put to shareholders in connection with the transaction, to cast the votes attaching to the Scheme Shares in accordance with the recommendation of the Board.

     11. Adjustment of Options.
         ---------------------

         11.1 Subject to the provisions of rule 11.5, if an allotment of Shares is made to the holders of Shares credited as fully paid up by way of capitalisation of profits or reserves (other than an allotment as part of a scrip dividend issue) or on a sub-division, consolidation or reduction of capital of the Company, each Participant shall be entitled

               (a) to surrender every Option held by him which has not been entirely exercised, and

               (b) to be granted in its place an Option at the same Exercise Amount (or, as the case may be, at an Exercise Amount equal to the appropriate portion of the Exercise Amount of the surrendered Option) and in all other respects on identical terms in respect of a number of Shares such that

                    (i) the ratio between that number of Shares and the total number of issued Shares, and

                    (ii) the ratio between the number of Shares to which the surrendered Option (or, as the case may be, the unexercised portion thereof) related and the total number of issued Shares immediately prior to the said allotment shall be the same;

                    provided that the grant of any replacement Option shall have been certified in writing by the Accountants as being in their opinion fair and reasonable and shall not result in any Participant becoming entitled to subscribe for Shares at less than their nominal value.

               11.2 Subject to the provisions of rule 11.5, if the holders of Shares are granted rights to subscribe for further Shares (such rights being related to the number of Shares held by them respectively) the Board shall decide in its absolute discretion whether the granting of such rights and subscriptions made thereunder do or do not (or will or will not) result in any depletion of the value of each Share. If the Board decides that such granting and subscription do (or will) result in such depletion then it shall notify each Participant accordingly and within 30 days of the issue of such notification each Participant shall be entitled

                    (a) to surrender every Option held by him which has not been entirely exercised, and

                    (b) to be granted in its place an Option at the same Exercise Amount (or, as the case may be, at an Exercise Amount equal to the appropriate portion of the Exercise Amount of the surrendered Option) and in all other respects on identical terms in respect of such number of Shares as in the opinion of the Board shall be appropriate having regard to such depletion;

                           provided that the effective variation in the number
of Shares to which the Option related shall have been certified in writing by the Accountants as being in their opinion fair and reasonable and shall not result in any Participant becoming entitled to subscribe for Shares at less then their nominal value.

               11.3 Any Option granted in place of a surrendered Option as aforesaid shall be exercisable at the same time as such surrendered Option and for the purposes of the Scheme shall be deemed (as from the Grant Date thereof) to have been granted at the same time as such surrendered Option.

               11.4 On any surrender of an Option as aforesaid the Participant shall deliver to the Company the Option Certificate in respect of the Option surrendered and the Company shall deliver in exchange an Option Certificate in respect of the Option granted in its place.

               11.5 Where a Participant would become entitled pursuant to rule
11.1 or rule 11.2 to surrender an Option held by him but for the fact that the Option to be granted to him in place of the surrendered Option would entitle him to subscribe for Shares at less than their nominal value, then the Board, before convening the general meeting of the Company at which resolutions would be submitted for the capitalisation, sub-division, consolidation or reduction referred to in rule 11.1 or for the granting of the rights referred to in rule 11.2, shall notify each Participant

                    (a)    that it is intended to convene such meeting, and

                    (b) that if the Participant wishes to preserve the proportion which the number of Shares for which he is then entitled to subscribe bears to the issued share capital of the Company which would result after such Subscription by him, he may exercise his Option, and

                    (c) that after such notification the Company shall proceed to convene the meeting.

                    If any Participant so notified does not wish to exercise any Option held by him then the Board shall favourably consider granting (but shall not be bound to grant) to such Participant financial assistance to assist him to subscribe for Shares on the exercise of an Option. At the end of such period of 30 days the Board shall be entitled to convene such meeting and any such capitalisation, subdivision, consolidation or reduction referred to in rule 11.1 and any such decision made by the Board referred to in rule 11.2 shall be made by reference to the Participants shown to be members and the numbers of shares held by them respectively entered on the register of the Company at close of business on the day which is two days before the date on which such meeting has been concerned.

     12. Liquidation.
         -----------

         12.1 If the Company goes into liquidation, all Options shall cease ipso facto to be exercisable and (save to the extent, if at all, that the Board in its absolute and uncontrolled discretion may determine before such liquidation) Participants shall not be entitled to damages or other compensation of any kind. Provided that if the proposed liquidation is for amalgamation, reconstruction, reorganisation or any other purpose not as a result of the insolvency of the Company then the Board shall notify Participants in the same manner as is provided in rule 11.5 and the provisions of that rule shall apply mutatis mutandis to the exercise of Options and the summoning of the general meeting of the Company.

     13. Alterations.
         -----------

         13.1 At any time the Company by resolution in general meeting or by resolution of the Board (or of any duly appointed committee thereof duly authorised by the Board for this purpose) may alter or revoke any of the provisions of the Scheme in such manner as may be thought fit, provided that:

               (a) except with the prior sanction of or by resolution of the Company in general meeting, no alteration shall be made to the provisions of the Scheme which would have the effect of reducing the Option Price and no alteration shall be made to the provisions of this rule or rules 3.1, 4, 5, 8 or 9 or to the definitions of "Eligible Person", "Market Value" or "Participant" contained in rule 1;

               (b) no such alteration or revocation shall increase the amount payable by any Participant or otherwise impose more onerous obligations on any Participant in respect of the exercise of an Option which has already been granted or the transfer of Scheme Shares.

     14. Termination.
         -----------

         14.1 The Scheme may be terminated at any time by ordinary resolution of the company or by resolution of the Board.

         14.2 No termination of the Scheme shall effect or modify any subsisting rights or obligations of the Participants in respect of any Options and notwithstanding such termination the Company shall continue to do and perform such acts in accordance with the provisions hereof as are necessary for or incidental to the administration and management of outstanding rights and obligations which arose under or by virtue of the Scheme.

     15. Disputes.
         --------

         15.1 Any disputes arising hereunder shall be referred to the decision of the Accountants acting as experts and not as arbitrators and their decision shall be final and (save for manifest error) shall be binding on all persons concerned.

     16. Directions of the Company.
         -------------------------

         16.1 The exercise by the Board of all rights and authorities conferred upon them by these rules and the application of these rules to any particular person or matter shall be subject to any directions in relation thereto which shall be given at any time and from time to time by the Company by ordinary resolution provided that (subject to rule 11) no such direction shall increase the amount payable by any Participant or otherwise impose more onerous obligations on any Participant in respect of the exercise of an Option which has been granted already or in respect of the transfer of Scheme Shares.

     17. Parallel Options.
         ----------------

         17.1 The Board may arrange for any holder of Shares (a "Grantor") to enter into an agreement with a Qualifying Person (a "Grantee") by which the Grantor grants the Grantee an option to purchase Shares from the Grantor upon terms which parallel the terms of this Scheme, mutatis mutandis.

         17.2 No agreement for the grant of a Parallel Option shall provide for the Grantor to pay any compensation in the event of the cancellation of the Parallel Option. If a Parallel Option is cancelled under Rules 5.3(a) or 9.1(a), or under any term of any agreement relating to the Parallel

Option which corresponds to those Rules, the Company shall pay the like compensation as it would pay if the Parallel Option were an Option granted under this Scheme and cancelled under rule 5.3(a) or 9.1(a), as the case may be.

         17.3 If the Grantee of a Parallel Option seeks to exercise the Parallel Option in accordance with the terms of the agreement by which it is granted, and the Grantor fails in breach of those terms to sell Shares to the Grantee, the Company shall be bound by the agreement as though it were an Option granted under this Scheme, and subject to the terms of this Scheme the Grantee may exercise the Parallel Option as prescribed in Rules 6 and 7.

                                    SCHEDULE

                 Suggested Form Of Offer and Form of Acceptance


                         EXCEPTIS TECHNOLOGIES LIMITED
                              SHARE OPTION SCHEME

                                                                   [1 July 2000]


Dear [Employee],

     I am pleased to inform you that the Board of Directors of the Company has nominated you as a person entitled to participate in the above Scheme, a copy of which is enclosed.

     The Board hereby offers to grant you, upon and subject to the terms and conditions of the Scheme, an Option over [100] Shares each at an Option Price of [(Pounds)1] per Share.

     The exercise of the Option is subject to the satisfaction of the following conditions:

                        [set out any special conditions]

     Subject to those conditions being satisfied, and subject to the Rules of the Scheme, the Option is exercisable

     (a) as to [20] Shares, from [1 July 2001];

     (b) as to a further [20] Shares, from [1 July 2002];

     (e) as to a further [20] Shares, from [1 July 2003];

     (d) as to a further [20] Shares, from [1 July 2004]; and

     (e) as to the remaining [20] Shares, from [1 July 2005];

     If and to the extent that the Option has not been exercised by [1 July 2007], it will lapse.

     Once the offer is accepted in the manner described below, the Option shall be deemed granted with effect from the date of this letter.

     This offer may be accepted as to all the Shares offered, or a lesser number. It is made subject to your agreement, which will be evidenced by your acceptance of the offer in the manner specified below, to comply with and to abide by the Rules of the Scheme.

     If you wish to accept this offer, you must complete the form of acceptance at the foot of the attached duplicate of this letter and return the duplicate to me not later than [1 August 2000].

Yours faithfully,


For and on behalf of the Board

                               Form Of Acceptance

     I hereby accept in respect of _______ Shares the offer of an Option as set out in this letter upon and subject to the terms and conditions of the Scheme.

     I undertake to comply with and abide by the Rules of the Scheme as the same may be amended from time to time.


Dated:


Signed:

                      Suggested Form Of Option Certificate


                         EXCEPTIS TECHNOLOGIES LIMITED
                              SHARE OPTION SCHEME

                               OPTION CERTIFICATE

                               (Not transferable)

     THIS IS TO CERTIFY that [Employee] is the holder of an Option under the above Scheme in respect of [100] Shares in the Company.

     Subject to the Rules of the Scheme and the following conditions as to the exercise of the Option:

                       [set out any special conditions]

     this Option may be exercised in whole or in part

     (f) as to [20] Shares, from [1 July 2001];

     (g) as to a further [20] Shares, from [1 July 2002];

     (h) as to a further [20] Shares, from [1 July 2003];

     (i) as to a further [20] Shares, from [1 July 2004]; and

     (j) as to the remaining [20] Shares, from [1 July 2005].

     If and to the extent that this Option has not been exercised by [1 July 2007], it will lapse.

     This Option may be exercised by the holder completing and signing a Notice of Exercise of Option and Participant Agreement in the form attached, and leaving them at or sending them to the registered office of the Company together with

     (i)  this Option Certificate, and

     (ii) a bank draft or cheque representing an Option Price of [(Pounds)1] per Share multiplied by the number of Shares in respect of which the notice is given.

     Following exercise of the Option the appropriate number of Shares in the Company will be issued to the holder in accordance with the Scheme, together with a fresh Option Certificate in respect of any balance of the Option remaining unexercised.

Dated this ________ day of ____________________


Director                      Secretary

                       Suggested Form Of Exercise Notice


                         EXCEPTIS TECHNOLOGIES LIMITED
                              SHARE OPTION SCHEME
                         NOTICE OF EXERCISE OF OPTION
                           AND PARTICIPANT AGREEMENT

Exceptis Technologies Limited
[Registered Office]

     I hereby exercise the Option evidenced by the attached Option Certificate with respect to Shares in the Company and deliver herewith a draft/cheque for [_________] representing the applicable Option Price per share multiplied by the above number of shares.

     I request you to allot to me the above number of Shares in the Company subject to the Memorandum and Articles of Association and in consideration of your doing so I hereby agree

     (a) that the Rules of the Scheme shall continue to apply to me:

     (b) in particular, and without prejudice to the generality of the foregoing, that in accordance with rule 10 of the Scheme, if a Share Sale, Asset Sale or Merger (each as defined in the Scheme) or reorganisation of capital is proposed and the Board has recommended the proposal to the shareholders of the Company, I shall be bound, on any resolution put to shareholders in connection with the transaction, to cast the votes attaching to my Scheme Shares in accordance with the recommendation of the Board.

     Please arrange that the Share Certificates for the said shares and (if applicable) a balance Option Certificate be sent to me at the address below.


Dated the __________ day of _____________________


Signed
Name in full
Address